Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 033-85662, 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, and 333-173811) of Simpson Manufacturing Co., Inc. of our report dated February 28, 2012, relating to the financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2012